THIS TRANSFER AGREEMENT made the 6th day of May, 2005.

BETWEEN:

LUMINA COPPER CORP., a company incorporated under the laws of the Province of British Columbia and having a head office at 1550, 625 Howe Street Vancouver, BC V6C 2T6

(hereinafter referred to as the "**Vendor**")

AND:

NORTHERN PERU COPPER CORP., a company incorporated under the laws of the Province of British Columbia and having an office at 1550, 625 Howe Street Vancouver, BC V6C 2T6

(hereinafter referred to as the "**Purchaser**")

AND:

1327008 ONTARIO INC., a company incorporated under the laws of the Province of Ontario and having an office at 1550, 625 Howe Street Vancouver, BC V6C 2T6

(hereinafter referred to as the "**Ontco**")

AND:

LUMINA COPPER SAC., a company incorporated under the laws of the Peru and having an office at Miguel Aljovin N530, Surco, Lima

(hereinafter referred to as the "**SAC**")

(Ontco and SAC collectively referred to as the "**Corporations**")

WHEREAS the Vendor has agreed to proceed with the Arrangement whereby the Vendor will reorganize its share capital, certain assets of the Vendor will be transferred to three newly incorporated companies, including the Purchaser, and a series of share exchanges will take place with the result that the current shareholders of the Vendor will have equivalent percentage shareholdings in the three companies including the Purchaser;

WHEREAS the Vendor is the owner of all of the issued and outstanding shares in the capital stock of the Corporations (the "Shares"); and

WHEREAS as part of the Arrangement the Vendor will sell and to cause to be sold, and the Purchaser will purchase from the Vendor all of the Shares and other assets of the Vendor for the consideration and upon the terms and conditions set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration and the sum of one Dollar ($1.00) in lawful money of Canada now paid by each party hereto to the other (the receipt and sufficiency of which is hereby acknowledged), the parties hereto represent, warrant, covenant and agree as follows:

1. INTERPRETATION

1.1 **Defined Terms.** Where used herein or in any amendments or schedules hereto, the following

terms shall have the following meanings:

"Arrangement" means the statutory arrangement involving the Vendor, its shareholders, the Purchaser and others proposed under the provisions of sections 288 to 299 of the BCBCA, on the terms and conditions set out in the Arrangement Agreement or any amendment or variation thereto;

"Agreement" means this Agreement and all amendments made hereto by written agreement signed by the parties and includes the schedules hereto;

"Arrangement Agreement" means the arrangement agreement made as of March 28, 2005 among the Vendor, the Purchaser and others;

"BCBCA" means the *Business Corporations Act* (British Columbia), as amended.

"Business Day" means any day which is not a Saturday, Sunday or a statutory holiday in the Province of British Columbia;

"Closing Date" means May 18, 2005, or such other date as may be mutually agreed upon by the parties hereto in writing for the closing of the Transaction and the Arrangement;

"Closing" means the consummation of the Transaction;

"Contracts" means all agreements to which the Vendor is a party which pertain to the Properties;

"Corporations" means collectively Ontco and SAC;

"Encumbrances" means any and all claims, liens, security interests, mortgages, pledges, pre-emptive rights, charges, options, equity interests, encumbrances, proxies, voting agreements, voting trusts, leases, tenancies, easements or other interests of any nature or kind whatsoever, howsoever created;

"Exercise Price" means the varying exercise prices of the outstanding Vendor's Options;

"Galeno Option" means that option agreement dated June 9, 2003 between the Vendor and La Asunción Negociación Minera S.A.C. wherein the Vendor was granted the option to acquire a 100% interest in the Galeno Property;

"Galeno Property" means the copper property known as Galeno located in Peru;

"Molino Property" means the copper property known as Molino located in Peru;

"Ontco Shares" means all of the issued and outstanding shares of Ontco;

"Ontco Assets" includes all assets used in the carrying on the operations of Ontco, including all of Ontco's indirect interest in 50% of the Molino Property and all proprietary, property, exploration and mining rights and licenses associated therewith and all contracts and agreements necessary for the operation of Ontco's business;

"Pashpap Property" means the copper property known as Pashpap located in Peru;

"Person" includes an individual, partnership, association, unincorporated organization, trust and corporation

and a natural person acting in such person's individual capacity or in such person's capacity as trustee, executor, administrator, agent or other legal representative;

"Properties" means collectively the Galeno, Molino and Pashpap Properties;

"Purchase Price" has the meaning attributed thereto in **section 2.2** hereof and includes the Purchaser's Preferred Shares and the Purchaser's Share Obligation;

"Purchaser's Preferred Shares" means the 1,000 preferred shares in the capital of the Purchaser to be issued to the Vendor having a redemption amount equal to $6,277,033.

"Receivables" means certain amounts owing to the Vendor by its subsidiaries in respect of the Properties;

"SAC Shares" means all of the issued and outstanding shares of SAC;

"SAC Assets" includes all assets used in the carrying on the operations of SAC, including all of the SAC direct and indirect interest in the Galeno Option, the Pashpap and 50% of the Molino Properties and all proprietary, property, exploration and mining rights and licenses associated therewith and all contracts and agreements necessary for the operation of SAC's business;

"Shares" means collectively the SAC and Ontco Shares;

"Transaction" means the sale by the Vendor and the purchase by the Purchaser of the Transferred Assets as contemplated herein;

"Transferred Assets" means the sum of $5,162,000, the Contracts, the Shares and the Receivables;

"TSX" means the Toronto Stock Exchange;

"Vendor's Options" means the outstanding incentive stock options of the Vendor as at the Closing Date entitling the holder to purchase common shares of the Vendor in accordance with the terms and conditions thereof; and

"Vendor's Stock Option Plan" means the existing stock option plan of the Vendor.

1.2 **Currency.** Unless otherwise expressly provided, all dollar amounts referred to in this Agreement are in Canadian Funds.

1.3 **Gender and Number**. Except where the context otherwise indicates, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice versa.

1.4 **Division and Headings**. The division of this Agreement into Articles and sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "herein" and similar expressions refer to this Agreement and not to any particular Article, section or other portion of this Agreement and include any amendment hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and sections are to Articles and sections of this Agreement.

2. AGREEMENT TO EXCHANGE

2.1 Subject to the terms and conditions hereof, on the Closing Date the Vendor shall transfer to the Purchaser and the Purchaser shall accept from the Vendor the Transferred Assets.

2.2 **Payment of Purchase Price**. The Purchase Price for the Transferred Assets shall be paid and satisfied by the issuance and delivery on the Closing Date of the Purchaser's Preferred Shares and the obligation of the Purchaser to be responsible for the post closing matters described in Section 12 herein.

2.3 **Taxes.** The Purchaser does not assume and shall not be liable for any taxes whatsoever which may be or become payable by the Vendor including, without limiting the generality of the foregoing, any taxes resulting from or arising as a consequence of the sale by the Vendor to the Purchaser of the Transferred Assets herein contemplated, and the Vendor shall indemnify and save harmless the Purchaser from and against all such taxes.

3. REPRESENTATIONS AND WARRANTIES OF SAC

3.1 SAC hereby represents and warrants to the Purchaser as at the date hereof and as at the Closing Date and acknowledges and confirms that the Purchaser is relying upon such representations and warranties in connection with the purchase by the Purchaser of the Transferred Assets from the Vendor as follows:

(a) SAC is a corporation duly incorporated, organized and validly subsisting under the laws of Peru and has the corporate power to own or lease its property and to carry on its business as it is now being conducted and has made all necessary filings under all applicable corporate, securities and taxation laws or any other laws to which SAC is subject;

(b) the authorized capital of SAC consists of 3,000 common shares duly issued and outstanding as of the date hereof and all such issued and outstanding securities have been validly issued and are outstanding as fully paid and non-assessable

(c) all of the issued and outstanding SAC Shares are beneficially owned by and registered in the name of the Vendor;

(d) SAC has one subsidiary being Minera Andes del Norte S.A.;

(e) SAC does not have any agreements, options or commitments to acquire any shares or securities of any corporation or to acquire or lease any business operations, real property or assets;

(f) the entering into of this Agreement and the consummation of the Transaction as contemplated hereby have been duly authorized by all necessary corporate action on behalf of SAC and this Agreement has been duly executed and delivered by SAC and is a valid and binding obligation of SAC enforceable in accordance with its terms, subject however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws generally affecting creditors' rights and, to the extent that equitable remedies, such as specific performance and injunction, are in the discretion of the court from which they are sought;

(g) neither the execution and delivery of this Agreement by SAC nor the consummation of the Transaction will conflict with or result in or create a state of facts which after notice or lapse of time or delay or both, will conflict with or result in:

(i) a violation, contravention or breach by SAC of the terms, conditions or provisions of the charter documents, by-laws or resolutions of SAC or of any agreement or instrument to which SAC is a party or by which it is bound or constitute a default of SAC thereunder, or of any statute, regulation, judgment, decree or law by which SAC or the SAC Shares are subject or bound, or result in the creation or imposition of any Encumbrance upon the Shares; or

(ii) a violation by SAC of any law or regulation or any applicable order of any court, arbitrator or governmental authority having jurisdiction over SAC, or require SAC, prior to the Closing or as a condition precedent thereof, to make any governmental or regulatory filings, obtain any consent, authorization, approval, clearance or other action by any Person or await the expiration of any applicable waiting period;

(h) SAC's corporate records and minute books contain all by-laws and records of all proceedings, consents and actions of the shareholders, directors and all committees thereof since its incorporation and contain the true and lawful signatures of all persons who have signed the same. All meetings of shareholders and directors of SAC have been duly called and held, and the share certificate books and registers of shareholders, share transfers and directors of SAC are complete and accurate;

(i) SAC has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and holds necessary licences, permits, approvals, consents, certificates, registrations and authorizations, whether governmental, regulatory or otherwise, to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated, and the same are validly existing and in good standing and none of such licenses, permits, approvals, consents, certificates, registrations and authorizations contains any burdensome term, provision, condition or limitation, which has or would reasonably be expected to have a material adverse effect on the operation of its business as now carried on;

(j) SAC has not received any notice of proceedings relating to the revocation or modification of any certificate, authority, permit or license which, if the subject of an unfavourable decision, ruling or finding would materially and adversely affect the conduct of the business, operations, financial condition, income or future prospects of SAC;

(k) except as disclosed elsewhere in this Agreement and for a net profit interest royalty on 50% of the production from the Molino Property in favor of AKD Ltd., SAC has not granted or entered into any agreement, option, understanding or commitment or any encumbrance of or disposal of the SAC Assets or an interest therein or any right or privilege capable of becoming an agreement or option with respect to the SAC Assets and will not do so prior to Closing, save and except for any disposal of assets in the normal course of business;

(l) the claims comprising the SAC Properties are in good standing;

(m) no warrants, options or other rights for the purchase, subscription or issuance of any shares or

other securities of SAC or securities convertible into, exchangeable for, or which carry the right to purchase common shares or other securities of SAC will have been authorized or agreed to be issued or will be outstanding as at Closing;

(n) the officers and signators of SAC are as follows:

Luis Rodriguez Mariategui Proano - Signator
Luis Rodriguez Mariategui Canny - Signator
EMINASA (represented by Harold Everett Waller) - Manager

(o) there is not pending, or to the knowledge of SAC, threatened or contemplated, any suit, action, legal proceeding, litigation or governmental investigation of any sort except for an appeal to the courts to review an Arbitration decision in favor of the subsidiary of SAC relating to the Molino Property and a conciliation application filed by the Molino Property titleholder, nor is there any present state of facts or circumstances which can be reasonably anticipated to be a basis for any such suit, action, legal proceeding, litigation or governmental investigation nor is there presently outstanding against SAC, any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality, or arbitrator, to which SAC is a party or to which the property of SAC is subject that would result individually or in the aggregate in any material adverse change in the operation, business, condition, income or future prospects of SAC;

(p) SAC has filed and shall continue to file all documents required to be filed by it under any applicable taxing legislation and has paid all taxes, licence fees or other charges that are due and payable and has paid all assessments and reassessments and all other taxes (including federal and provincial sales taxes, governmental charges, penalties, interest and fines, due and payable on or before the date hereof). SAC has withheld from each payment to its officers, directors, employees and shareholders the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper receiving officer within the time required under applicable legislation;

(q) SAC has no obligations or liabilities to pay any amount to its officers, directors or employees relating to salary and directors' fees in the ordinary course, including but not limited to the obligations of SAC to officers, directors or employees for severance, retention, termination or bonus payments as a result of the Transaction;

(r) SAC owns all right, title, estate and interest in and to the SAC Assets free and clear of all Encumbrances; and

(s) SAC is the beneficial owner of the SAC Assets and properties or interests therein and any and all agreements pursuant to which SAC holds any such interests in the SAC Assets and properties are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms, and SAC is not in material default of the provisions of any such agreement nor has any default been alleged and such properties are in good standing under the applicable statutes, rules, regulations, licences and permits of the jurisdictions in which they are situated and all leases pursuant to which SAC derives its interest in such properties are in good standing and there has been no default under such leases.

4. REPRESENTATIONS AND WARRANTIES OF ONTCO

4.1 Ontco hereby represents and warrants to the Purchaser as at the date hereof and as at the Closing Date and acknowledges and confirms that the Purchaser is relying upon such representations and warranties in connection with the purchase by the Purchaser of the Transferred Assets from the Vendor as follows:

(a) Ontco is a corporation duly incorporated, organized and validly subsisting under the laws of the Province of Ontario and has the corporate power to own or lease its property and to carry on its business as it is now being conducted and has made all necessary filings under all applicable corporate, securities and taxation laws or any other laws to which Ontco is subject;

(b) the authorized capital of Ontco consists of unlimited number of common shares, of which 2 common shares are issued and outstanding as of the date hereof and all such issued and outstanding securities have been validly issued and are outstanding as fully paid and non-assessable;

(c) all of the issued and outstanding Ontco Shares are beneficially owned by and registered in the name of the Vendor;

(d) Ontco has one subsidiary being Eastpac Minerals Peru S.A.;

(e) Ontco does not have any agreements, options or commitments to acquire any shares or securities of any corporation or to acquire or lease any business operations, real property or assets;

(f) the entering into of this Agreement and the consummation of the Transaction as contemplated hereby have been duly authorized by all necessary corporate action on behalf of Ontco and this Agreement has been duly executed and delivered by Ontco and is a valid and binding obligation of Ontco enforceable in accordance with its terms, subject however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws generally affecting creditors' rights and, to the extent that equitable remedies, such as specific performance and injunction, are in the discretion of the court from which they are sought;

(g) neither the execution and delivery of this Agreement by Ontco nor the consummation of the Transaction will conflict with or result in or create a state of facts which after notice or lapse of time or delay or both, will conflict with or result in:

(iii) a violation, contravention or breach by Ontco of the terms, conditions or provisions of the charter documents, by-laws or resolutions of Ontco or of any agreement or instrument to which Ontco is a party or by which it is bound or constitute a default of Ontco thereunder, or of any statute, regulation, judgment, decree or law by which Ontco or the Ontco Shares are subject or bound, or result in the creation or imposition of any Encumbrance upon the Ontco Shares; or

(iv) a violation by Ontco of any law or regulation or any applicable order of any court, arbitrator or governmental authority having jurisdiction over Ontco, or require Ontco, prior to the Closing or as a condition precedent thereof, to make any governmental or regulatory filings, obtain any consent, authorization, approval, clearance or other action by any Person;

(h) Ontco's corporate records and minute books contain all by-laws and records of all proceedings, consents and actions of the shareholders, directors and all committees thereof since its incorporation and contain the true and lawful signatures of all persons who have signed the same. All meetings of shareholders and directors of Ontco have been duly called and held, and the share certificate books and registers of shareholders, share transfers and directors of Ontco are complete and accurate;

(i) Ontco has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and holds necessary licences, permits, approvals, consents, certificates, registrations and authorizations, whether governmental, regulatory or otherwise, to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated, and the same are validly existing and in good standing and none of such licenses, permits, approvals, consents, certificates, registrations and authorizations contains any burdensome term, provision, condition or limitation, which has or would reasonably be expected to have a material adverse effect on the operation of its business as now carried on;

(j) Ontco has not received any notice of proceedings relating to the revocation or modification of any certificate, authority, permit or license which, if the subject of an unfavourable decision, ruling or finding would materially and adversely affect the conduct of the business, operations, financial condition, income or future prospects of Ontco;

(k) except as disclosed elsewhere in this Agreement and for a net profit interest royalty on 50% of the production from the Molino Property in favor of New Inca Goldmines Limited, Ontco has not granted or entered into any agreement, option, understanding or commitment or any encumbrance of or disposal of the Ontco Assets or an interest therein or any right or privilege capable of becoming an agreement or option with respect to the Ontco Assets and will not do so prior to Closing, save and except for any disposal of assets in the normal course of business;

(l) the claims comprising the Ontco Properties are in good standing;

(m) no warrants, options or other rights for the purchase, subscription or issuance of any shares or other securities of Ontco or securities convertible into, exchangeable for, or which carry the right to purchase common shares or other securities of Ontco will have been authorized or agreed to be issued or will be outstanding as at Closing;

(n) the officers and directors of Ontco are as follows:

Anthony Floyd - Director and President
Robert Pirooz - Director and Secretary

(o) there is not pending, or to the knowledge of Ontco, threatened or contemplated, any suit,

action, legal proceeding, litigation or governmental investigation of any sort except for an appeal to the courts to review an Arbitration decision in favor of the subsidiary of Ontco relating to the Molino Property and a conciliation application filed by the Molino Property titleholder, nor is there any present state of facts or circumstances which can be reasonably anticipated to be a basis for any such suit, action, legal proceeding, litigation or governmental investigation nor is there presently outstanding against Ontco, any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality, or arbitrator, to which Ontco is a party or to which the property of Ontco is subject that would result individually or in the aggregate in any material adverse change in the operation, business, condition, income or future prospects of Ontco;

(p) Ontco has filed and shall continue to file all documents required to be filed by it under any applicable taxing legislation and has paid all taxes, licence fees or other charges that are due and payable and has paid all assessments and reassessments and all other taxes (including federal and provincial sales taxes, governmental charges, penalties, interest and fines, due and payable on or before the date hereof). Ontco has withheld from each payment to its officers, directors, employees and shareholders the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper receiving officer within the time required under applicable legislation;

(q) Ontco has no obligations or liabilities to pay any amount to its officers, directors or employees relating to salary and directors' fees in the ordinary course, including but not limited to the obligations of Ontco to officers, directors or employees for severance, retention, termination or bonus payments as a result of the Transaction;

(r) Ontco owns all right, title, estate and interest in and to the Ontco Assets free and clear of all Encumbrances; and

(s) Ontco is the beneficial owner of the Ontco Assets and properties or interests therein and any and all agreements pursuant to which Ontco holds any such interests in the Ontco Assets and properties are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms, and Ontco is not in material default of the provisions of any such agreement nor has any default been alleged and such properties are in good standing under the applicable statutes, rules, regulations, licences and permits of the jurisdictions in which they are situated and all leases pursuant to which Ontco derives its interest in such properties are in good standing and there has been no default under such leases.

5. REPRESENTATIONS AND WARRANTIES OF THE VENDOR

5.1 The Vendor hereby represents and warrants to the Purchaser as at the date hereof and as at the Closing Date and acknowledge and confirm that the Purchaser is relying upon the Vendor's representations and warranties in connection with the purchase by the Purchaser of the Transferred Assets to be transferred by the Vendor to the Purchaser pursuant to section 2.1 of this Agreement:

(a) the Vendor is a corporation duly incorporated, organized and validly subsisting under the laws of British Columbia and has the corporate power to own or lease its property and to carry on its business as it is now being conducted and as proposed to be conducted and on the Closing Date will have the corporate power to execute, deliver and perform its obligations under this

Agreement. The Vendor is duly qualified to do business in those jurisdictions in which it carries on business and owns assets;

(b) the entering into of this Agreement and the consummation of the Transaction as contemplated hereby have been duly authorized by all necessary corporate action on behalf of the Vendor and this Agreement has been duly executed and delivered by the Vendor and is a valid and binding obligation of the Vendor enforceable in accordance with its terms, subject however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws generally affecting creditor's rights and to the extent that equitable remedies, such as specific performance and injunction, are in the discretion of the court from which they are sought;

(c) neither the execution and delivery of this Agreement by the Vendor nor the consummation of the Transaction will conflict with or result in:

(i) a violation, contravention or breach by the Vendor of the terms, conditions or provisions of any agreement or instrument to which the Vendor is a party, or by which the Vendor is bound or constitute a default by the Vendor thereunder, or under any statute, regulation, judgment, decree or law by which the Vendor is subject or bound, or result in the creation or imposition of any mortgage, lien, charge or Encumbrance of any nature whatsoever upon the Transferred Assets; or

(ii) a violation by the Vendor of any law or regulation or any applicable order of any court, arbitrator or governmental authority having jurisdiction over the Vendor, or require the Vendor, prior to the Closing or as a condition precedent thereof, to make any governmental or regulatory filings, obtain any consent, authorization, approval, clearance or other action by any Person, or await the expiration of any applicable waiting period;

(d) no person, firm or corporation has any agreement or option or any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendor of the Transferred Assets;

(e) the Vendor has all necessary power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the consummation of the Transaction and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of the Vendor as may be required;

(f) this Agreement constitutes a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought;

(g) the Vendor is the registered and beneficial owners of the Transferred Assets and has good and

marketable title thereto free and clear of any Encumbrances. The Vendor has the exclusive right and full power to transfer the Transferred Assets to the Purchaser as contemplated herein free and clear of any Encumbrances;

(h) the Vendor has made all filings required under applicable securities laws with the applicable regulatory authorities, all such filings have been made in a timely manner, and all such filings and information and statements contained therein and any other information or statements disseminated to the public by the Vendor **(the "Public Record")**, were true, correct and complete and did not contain any misrepresentation as defined in the Securities Act (British Columbia), as at the date of such filing which has not been corrected;

(i) there is not pending or, to the best of the knowledge of the Vendor, threatened or contemplated, any suit, action, legal proceeding, litigation or governmental investigation of any sort which would:

  (i) in any manner restrain or prevent the Vendor from effectually or legally transferring the Transferred Assets to the Purchaser in accordance with this Agreement;

  (ii) cause any Encumbrance to be attached to the Transferred Assets;

  (iii) divest title to the Transferred Assets; or

  (iv) make the Purchaser liable for damages in connection with the Transaction;

(j) to the knowledge of the Vendor there is not pending, threatened or contemplated, any suit, action, legal proceeding, litigation or governmental investigation of any sort except for an appeal to the courts to review an Arbitration decision in favor of the subsidiaries of SAC and Ontco relating to the Molino Property and a conciliation application filed by the Molino Property titleholder, relating to the Vendor, the Transferred Assets or the Transaction, nor is there any present state of facts or circumstances which can be reasonably anticipated to be a basis for any such suit, action, legal proceeding, litigation or governmental investigation nor is there presently outstanding against the Vendor, any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality, or arbitrator; and

(k) none of the foregoing representations and warranties knowingly contains any untrue statement of material fact or knowingly omits to state any material fact necessary to make any such covenant, warranty or representation not misleading to a prospective purchaser seeking full information as to the Transferred Assets.

6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

6.1 The Purchaser represents and warrants to the Vendor as follows as at the date hereof and as at the Closing Date and acknowledges that the Vendor is relying upon such representations and warranties in connection with the sale by the Vendor of the Transferred Assets:

(a) the Purchaser is a corporation duly incorporated, organized and validly subsisting under the laws of British Columbia and has the corporate power to own or lease its property and to carry on its business as it is now being conducted and as proposed to be conducted and on the

Closing Date will have the corporate power to execute, deliver and perform its obligations under this Agreement. The Purchaser is duly qualified to do business in those jurisdictions in which it carries on business and owns assets;

(b) the entering into of this Agreement and the consummation of the Transaction as contemplated hereby have been duly authorized by all necessary corporate action on behalf of the Purchaser and this Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser enforceable in accordance with its terms, subject however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws generally affecting creditor's rights and to the extent that equitable remedies, such as specific performance and injunction, are in the discretion of the court from which they are sought;

(c) the Purchaser's Preferred Shares will be duly and validly authorized and issued as fully paid and non-assessable shares;

(d) neither the execution and delivery of this Agreement by the Purchaser nor the consummation of the Transaction will conflict with or result in or create a state of facts which after notice or lapse of time or delay or both, will conflict with or result in:

(i) a violation, contravention or breach by the Purchaser of the terms, conditions or provisions of the charter documents, by-laws or resolutions of the Purchaser or of any agreement or instrument to which the Purchaser is a party or by which it is bound or constitute a default of the Purchaser thereunder, or of any statute, regulation, judgment, decree or law by which the Purchaser or the assets of the Purchaser are subject or bound, or result in the creation or imposition of any Encumbrance upon any assets of the Purchaser or the common shares of the Purchaser; or

(ii) a violation by the Purchaser of any law or regulation or any applicable order of any court, arbitrator or governmental authority having jurisdiction over the Purchaser, or require the Purchaser, prior to the Closing or as a condition precedent thereof, to make any governmental or regulatory filings, obtain any consent, authorization, approval, clearance or other action by any Person;

(e) the authorized share capital of the Purchaser immediately prior to the Closing will consist of an unlimited number of common shares of which one common share will be issued and outstanding and an unlimited number of Preferred Shares of which none will be issued and outstanding;

(f) the Purchaser's corporate records and minute books contain all by-laws and records of all proceedings, consents and actions of the shareholders, directors and all committees thereof since its incorporation and contain the true and lawful signatures of all persons who have signed the same. All meetings of shareholders and directors of the Purchaser have been duly called and held, and the share certificate books and registers of shareholders, share transfers and directors of the Purchaser are complete and accurate;

(g) the Purchaser has made all filings required under applicable securities laws with the applicable regulatory authorities, all such filings have been made in a timely manner, and all such filings and information and statements contained therein and any other information or

statements disseminated to the public by the Purchaser **(the "Public Record")**, were true, correct and complete and did not contain any misrepresentation as defined in the Securities Act (British Columbia), as at the date of such filing which has not been corrected;

(h) the Purchaser has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and holds necessary licences, permits, approvals, consents, certificates, registrations and authorizations, whether governmental, regulatory or otherwise, to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated, and the same are validly existing and in good standing and none of such licenses, permits, approvals, consents, certificates, registrations and authorizations contains any burdensome term, provision, condition or limitation, which has or would reasonably be expected to have a material adverse effect on the operation of its business as now carried on;

(i) the Purchaser has not received any notice of proceedings relating to the revocation or modification of any certificate, authority, permit or license which, if the subject of an unfavourable decision, ruling or finding would materially and adversely affect the conduct of the business, operations, financial condition, income or future prospects of the Purchaser;

(j) the sole officer and director of the Purchaser is as follows:

Robert Pirooz	President and Director

(k) there is not pending, or to the knowledge of the Purchaser, threatened or contemplated any suit, action, legal proceeding, litigation or governmental investigation of any sort, nor is there any present state of facts or circumstances which can be reasonably anticipated to be a basis for any such suit, action, legal proceeding, litigation or governmental investigation nor is there presently outstanding against the Purchaser, any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality, or arbitrator, to which the Purchaser is a party or to which the property of the Purchaser is subject that would result individually or in the aggregate in any material adverse change in the operation, business, condition, income or future prospects of the Purchaser;

(l) the Purchaser has filed and shall continue to file all documents required to be filed by it under any applicable taxing legislation and has paid all taxes, licence fees or other charges that are due and payable and has paid all assessments and reassessments and all other taxes (including federal and provincial sales taxes, governmental charges, penalties, interest and fines, due and payable on or before the date hereof). The Purchaser has withheld from each payment to its officers, directors, employees and shareholders the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper receiving officer within the time required under applicable legislation;

(m) the board of directors of the Purchaser has unanimously approved of the Transaction and this Agreement, has determined that the Transaction is fair, from a financial point of view, to holders of the common shares of the Purchaser and has resolved to unanimously recommend that holders of common shares vote to approve the Transaction; and

(n) none of the foregoing representations and warranties knowingly contains any untrue statement of material fact or knowingly omits to state any material fact necessary to make any such

covenant, warranty or representation not misleading to the Vendor.

7. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

7.1 All obligations of the Purchaser to purchase the Transferred Assets under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions:

(a) the approval by the boards of directors of the Purchaser, each of the Corporations and the Vendor (in all cases, if applicable) of the Transaction;

(b) the approval by the shareholders of the Vendor and the Supreme Court of British Columbia of the Arrangement;

(c) the representations and warranties made by the Vendor and each of the Corporations under this Agreement shall be true in all material respects on and as of the Closing Date;

(d) the Vendor and each of the Corporations shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it;

(e) on or before the Closing Date there shall have been obtained from the TSX and all appropriate federal, provincial, state, municipal or other governmental or administrative bodies all such approvals and consents, if any, in form and terms satisfactory to the Purchaser, as may be required to complete the Transaction;

(f) no action shall have been taken by any court or governmental body prohibiting or making illegal the execution and delivery of this Agreement, or any transaction contemplated by this Agreement. No action, suit or proceeding shall have been instituted and be continuing by any Person to restrain, modify or prevent the consummation of the Transaction as contemplated by this Agreement, or to seek damages against the Vendor in connection with such Transaction, or that has been or is reasonably likely to have a material adverse affect on the ability of any party hereto to fully consummate the transaction as contemplated by this Agreement; and

(g) the Vendor shall have delivered to the Purchaser the Transferred Assets in accordance with the provisions of **section 2.1**.

In case the foregoing conditions cannot be fulfilled on or before the Closing Date to the satisfaction of the Purchaser, the Purchaser may rescind this Agreement by notice to the Vendor and each of the Corporations and in such event each of the Purchaser, the Vendor and each of the Corporations shall be released from all obligations hereunder; provided, however, that any such conditions may be waived in whole or in part by the Purchaser without prejudice to its rights of rescission in the event of the non-fulfillment of any other condition or conditions, and that the Closing of the Transaction as contemplated by the Agreement shall be deemed to be a waiver of any unfulfilled conditions.

8. CONDITIONS PRECEDENT TO THE VENDOR'S OBLIGATIONS

8.1 All obligations of the Vendor to sell the Transferred Assets under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions:

(a) the approval by the boards of directors of the Purchaser, each of the Corporations and the

Vendor (in all cases, if applicable) of the Transaction;

(b) the approval by the shareholders of the Vendor and the Supreme Court of British Columbia of the Arrangement;

(c) the representations and warranties made by the Purchaser under this Agreement shall be true in all material respects on and as of the Closing Date;

(d) the Purchaser shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it;

(e) on or before the Closing Date there shall have been obtained from the TSX and all appropriate federal, provincial, state, municipal or other governmental or administrative bodies all such approvals and consents, if any, in form and terms satisfactory to the Vendor, acting reasonably, as may be required to complete the transaction;

(f) no action shall have been taken by any court or governmental body prohibiting or making illegal the execution and delivery of this Agreement, or any transaction contemplated by this Agreement. No action, suit or proceeding shall have been instituted and be continuing by any Person to restrain, modify or prevent the consummation of the Transaction as contemplated by this Agreement, or to seek damages against the Vendor, the Corporations or the Purchaser in connection with such Transaction, or that has been or is reasonably likely to have a material adverse affect on the ability of any party hereto to fully consummate the Transaction as contemplated by this Agreement; and

(g) the Purchaser shall have paid and satisfied the Purchase Price in accordance with **section 2.2** of this Agreement and shall deliver to the Vendor, certificates, in form reasonably satisfactory to counsel to the Vendor, representing the Purchase Price to be issued in accordance with **section 2.2** registered in the name of the Vendor as well as an covenant to honor the Purchaser Share Obligations.

In case the foregoing conditions cannot be fulfilled on or before the Closing Date to the satisfaction of the Vendor, the Vendor may rescind this Agreement by notice to the Purchaser and in such event of the Vendor and the Purchaser shall be released from all obligations hereunder, provided, however, that any such conditions may be waived in whole or in part by the Vendor without prejudice to its rights of rescission in the event of the non-fulfillment of any other condition or conditions, and that the Closing of the Transaction as contemplated by the Agreement shall be deemed to be a waiver of any unfulfilled conditions.

9. COVENANTS OF THE CORPORATIONS AND THE VENDOR

9.1 Each of the Vendor and the Corporations agree that during the period commencing on the date of this Agreement and continuing until Closing, the Corporations shall ensure that, and the Vendor shall use its best efforts in its capacity as the sole shareholder of the Corporations and will exercise its voting rights for the purpose that, each of the Corporations:

(a) will carry on its business in, and only in, the ordinary course in substantially the same manner as heretofore conducted;

(b) will not declare any dividends on or make any other distributions in respect of its outstanding

shares and it will not amend its Articles or By-laws;

(c) will not issue, authorize or propose the issuance of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities other than those currently outstanding;

(d) will not acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof, which acquisition would be material to its business or financial condition;

(e) will not sell, lease or otherwise dispose of its portion of the Transferred Assets;

(f) will use its reasonable efforts to comply promptly with all requirements which applicable law may impose on it with respect to the Transaction;

(g) will not guarantee the payment of indebtedness or incur indebtedness for money borrowed or issue or sell any debt securities;

(h) will not grant any executive officer or employee any increase in compensation or in severance or termination pay whether or not such compensation or pay is payable in cash, or enter into any employment agreement with any person;

(i) will not enter into any material contracts or contracts, commitments or obligations which it cannot terminate on 30 days' notice or less without penalty except in the ordinary course of business;

(j) will promptly advise the Purchaser orally and in writing of any change of which that party has knowledge in the condition (financial or otherwise)of the properties, assets, liabilities, operations, business or prospects of it or its subsidiaries that is likely to be materially adverse that party; and

(k) will cooperate in obtaining all necessary and desirable consents and regulatory approvals in connection with the Transaction.

10. COVENANTS OF THE PURCHASER

10.1 The Purchaser covenants and agrees that until the Closing of the Transaction it will:

(a) carry on its business in, and only in, the ordinary course in substantially the same manner as heretofore conducted; and

(b) promptly disclose to the Corporations and the Vendor any material event or material change in the business or affairs (financial or otherwise) of the Purchaser.

11. CLOSING ARRANGEMENTS

11.1 **Closing Location.** The closing of the purchase and sale and the other transactions

contemplated by this Agreement will take place on the Closing Date or such earlier or later date as the parties may agree in writing.

11.2 **Vendor's Closing Documents.** At the Closing, the Vendor will tender to the Purchaser:

(a) a certified copy of a resolution of the directors of the Vendor authorizing the transfer of the Transferred Assets to the Purchaser;

(b) certified copies of resolutions of the directors of Ontco authorizing the transfer of the Shares to and registration of the Ontco Shares in the name of the Purchaser and issue of new share certificates representing the Ontco Shares in the name of the Purchaser;

(c) executed directions to the management of SAC for the registration of the SAC Shares at the SAC Share Ledger instructing an entry representing 2,999 of the SAC Shares in the name of the Purchaser and 1 of the SAC Shares in the name of Robert Pirooz and for the issuance of new share certificates representing 2,999 of the SAC Shares in the name of the Purchaser and 1 of the SAC Shares in the name of Robert Pirooz;

(d) duly executed share certificates representing 2,999 of the SAC Shares in the name of the Purchaser and 1 of the SAC Shares in the name of Robert Pirooz;

(e) duly executed share certificates representing all of the Ontco Shares in the name of the Purchaser;

(f) the register of members of each of the Corporations recording that the Purchaser is the holder of all the issued and outstanding shares of the Corporations;

(g) all corporate records and books of account of each of the Corporations including minute books, share registers and annual reports;

(h) a cheque payable to the Purchaser in the amount of $5,162,000;

(i) written notice and acknowledgement by the Vendor of its continuing guarantee to New Inca Goldmines Limited;

(j) written notice and acknowledgement by the Vendor of its continuing guarantee to AKD Ltd.;

(k) assignment agreements assigning to the Purchaser the Contracts and the Receivables; and

(l) the common seal of each of the Corporations, if any.

11.3 **Purchaser's Closing Documents.** At the Closing, the Purchaser will tender to the Vendor:

(a) a certified copy of a resolution of the directors of the Purchaser authorizing the execution and delivery of this Agreement and the purchase of the Transferred Assets and the issuance of the Purchaser's Preferred Shares in the name of the Vendor; and

(b) a new share certificates representing the Purchaser's Preferred Shares in the name of the Vendor.

11.4 Transfer of Title If for any reason the Vendor is unable at the Closing to provide the Purchaser with legal and beneficial title to the Transferred Assets the Vendor will hold beneficial title to the Transferred Assets as a trustee for the sole and exclusive benefit of the Purchaser.

12. POST CLOSING MATTERS

12.1 Vendor's Warrants. After the Closing Date, the parties agree that as part of the Arrangement, each of the Vendor's Warrants outstanding on the Closing Date will entitle the holder thereof to receive, upon exercise thereof on or after the Closing Date, one common share of the Purchaser at an exercise price equal to 0.7% of the exercise price provided for in the certificate representing such Vendor's Warrant, subject to the terms and conditions contained in such certificate. The Vendor will use a portion of the net proceeds from the exercise of any Vendor's Warrant after the Closing Date to acquire the Purchaser's common shares such that the Purchaser will receive 0.7% of the net proceeds per common share issued by the Purchaser. Upon receipt of such funds the Purchaser will issue and deliver to the Vendor the certificate representing the common shares of the Purchaser to which the Vendor is entitled and the Vendor will assign and deliver the common shares to the holder of the Vendor's Warrants. Certificates representing the Vendor's Warrants which were outstanding on the Closing Date will represent rights to purchase the same number of the Purchaser's common shares as represented by the certificate. The Purchaser will not issue new warrant certificates representing such rights.

12.2 Bonus Shares. After the Closing Date if the Vendor, at any time, issues bonus shares to a party pursuant to the current Vendor's Stock Option Plan in connection with an agreement entered into prior to the Closing Date then the Purchaser will issue and deliver to that party a certificate representing the same number of common shares from its treasury as the Vendor issued to the party.

12.3 Treatment of Future Stock Issuances. The Vendor and the Purchaser agree that, unless otherwise agreed in writing by both parties as well as Lumina Resources Corp. and Global Copper Corp. the Purchaser will not exercise any right or option it may have to issue shares from its treasury as or as part of the consideration to complete the purchase of any of the Properties that it may receive title to as part of the Arrangement.

13 NATURE OF COVENANTS REPRESENTATIONS AND WARRANTIES

13.1 All representations, warranties and covenants contained in this Agreement, in any certificate or other instrument delivered at the Closing by or on behalf of each of the parties pursuant to this Agreement shall be deemed to be covenants, representations and warranties by any such party hereunder.

13.2 Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the Transaction as contemplated hereby shall survive the Closing for a period of one (1) year provided that to the extent that any party hereto or its professional advisors shall be found by a court of competent jurisdiction to have had actual knowledge at or prior to the date hereof of any matter which such party at any time considers to result in or have resulted in a breach of any representation, warranty or covenant of any other party hereto, such representation, warranty or covenant shall be deemed to have been extinguished.

13.3 This Agreement hereto and the documents specifically referred to herein or executed and delivered concurrently herewith or at the Closing constitute the entire agreement, understanding, representations and warranties of the parties hereto and supersede any prior agreement, understanding,

representation, warranty or documents relating to the subject matter of this Agreement.

14. NOTICES

14.1 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person, telegraphed, or mailed by certified registered mail, postage prepaid:

(a) If to the Vendor, addressed as follows:

Suite 1550, 625 Howe Street
Vancouver, British Columbia
V6C 2T6

(b) If to the Purchaser, addressed as follows:

Suite 1550, 625 Howe Street
Vancouver, British Columbia
V6C 2T6

(c) If to the Corporations, addressed as follows:

Suite 1550, 625 Howe Street
Vancouver, British Columbia
V6C 2T6

or to such other address as the party to be notified shall have furnished to the other parties in writing. Any notice given in accordance with the foregoing shall be deemed to have been given when delivered in person or on the next business day following the date on which it shall have been telegraphed or mailed.

15. AMENDMENTS

15.1 This Agreement may be amended or modified only by a written instrument executed by the parties affected thereby, or by their respective successors and permitted assigns.

16. GENERAL

16.1 This Agreement:

(a) shall be construed and enforced in accordance with the laws of the Province of British Columbia; and

(b) shall enure to the benefit of and be binding upon the Purchaser, the Vendor and the Corporations and their respective executors, administrators, legal representatives, successors and permitted assigns, nothing in this Agreement, express or implied, being intended to confer upon any other person any rights or remedies hereunder.

16.2 Time shall be of the essence hereof.

16.3 Each of the parties hereto covenants and agrees that at any time and from time to time after the Closing Date such party will, upon the request of the other parties, do, execute, acknowledge and deliver all such further acts, documents and assurances as may be reasonably required for the better carrying out of the terms of this Agreement.

16.4 This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be considered an original but all of which together shall constitute one and the same agreement.

16.5 Each of the parties hereto shall pay their respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred in connection with the completion of the Transaction as contemplated hereby.

16.6 The parties hereto agree to file in a timely manner all forms required to be filed after the Closing Date by applicable law and by the regulations and policies of all applicable securities regulatory authorities in connection with the Transaction.

16.7 This agreement is assignable by either party without consent of the other provided the parties comply with any underlying agreements by either party.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.

LUMINA COPPER CORP.

Per:______________________________ c/s

NORTHERN PERU COPPER CORP.

Per:______________________________ c/s

1327008 ONTARIO INC.

Per:______________________________ c/s

LUMINA COPPER SAC.

Per:______________________________ c/s